EXHIBIT 99.1
CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2009

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2009.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our actual results of operations for these periods have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices; the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)	production which may be obtained through future exploratory drilling;
(b)	dry hole and abandonment costs that may result from future exploratory drilling;
(c)	the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”;
(d)	gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance;
(e)	capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur; and
(f)	revenues, expenses and noncontrolling interest related to our investment in Desta Drilling (formerly Larclay JV).

As discussed in “Capital Expenditures”, approximately 46% of our planned 2009 exploration and development expenditures relate to exploratory prospects.  Exploratory prospects involve a higher degree of risk than development prospects.  To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects.  Actual results from our exploratory drilling activities, when ultimately reported, may have a material impact on the estimates of oil and gas production and exploration costs stated in this guidance.

Summary of Estimates

The following table sets forth certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2009.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.  See “Supplementary Information.”

	Year Ending December 31, 2009
	Actual	Actual	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Dollars in thousands, except per unit data)
Average Daily Production:
Gas (Mcf)	51,526	42,374	39,750 to 43,750	37,250 to 41,250
Oil (Bbls)	8,344	7,868	7,450 to 7,650	7,900 to 8,100
Natural gas liquids (Bbls)	589	648	500 to 550	500 to 550
Total oil equivalents (BOE)	17,476	15,578	14,575 to 15,492	14,608 to 15,525

Differentials:
Gas (Mcf)	$(.57)	$-	$(.35) to $(.65)	$(.35) to $(.65)
Oil (Bbls)	$(5.99)	$(3.13)	$(2.85) to $(3.35)	$(2.85) to $(3.35)
Natural gas liquids (Bbls)	$(20.14)	$(34.93)	$(21.00) to $(27.00)	$(21.00) to $(27.00)

Costs Variable by Production ($/BOE):
Production expenses (including
production taxes)	$12.12	$12.90	$12.50 to $13.50	$12.50 to $13.50
DD&A – Oil and gas properties	$22.10	$18.10	$18.00 to $19.00	$18.00 to $19.00

Other Revenues (Expenses):
Natural gas services:
Revenues	$1,584	$1,355	$1,300 to $1,500	$1,300 to $1,500
Operating costs	$(1,411)	$(1,211)	$(1,100) to $(1,300)	$(1,100) to $(1,300)
Exploration costs:
Abandonments and impairments	$(12,412)	$(4,505)	$(1,000) to $(3,000)	$(1,000) to $(3,000)
Seismic and other	$(4,270)	$(1,388)	$(1,200) to $(1,400)	$(1,200) to $(1,400)
DD&A – Other (a)	$(229)	$(210)	$(250) to $(350)	$(250) to $(350)
General and administrative (a)	$(4,386)	$(6,110)	$(4,400) to $(4,600)	$(5,000) to $(5,200)
Interest expense (a)	$(5,016)	$(5,433)	$(5,300) to $(5,500)	$(5,400) to $(5,600)
Other income (expense)	$901	$826	$250 to $350	$250 to $350
Gain (loss) on sales of assets and
inventory write-downs, net	$(3,266)	$84	-	-

Effective Federal and State Income
Tax Rate:
Current	0%	0%	0%	0%
Deferred	37%	37%	35%	35%

Weighted Average Shares Outstanding
(In thousands):
Basic and Diluted	12,122	12,142	12,140 to 12,150	12,140 to 12,150

(a) Excludes amounts derived from Desta Drilling.

Capital Expenditures

The following table sets forth, by area, certain information about our planned exploration and development activities for 2009.

	Actual	Planned
	Expenditures	Expenditures	Year 2009
	Six Months Ended	Year Ending	Percentage
	June 30, 2009	December 31, 2009	of Total
	(In thousands)
Permian Basin	$14,700	$44,000	39%
South Louisiana	20,200	24,400	21%
East Texas Bossier	15,000	18,700	16%
Austin Chalk (Trend)	200	14,800	13%
Utah/California	4,100	6,700	6%
North Louisiana	3,200	4,600	4%
Other	700	600	1%
	$58,100	$113,800	100%

During the second quarter of 2009, operating margins improved somewhat due to a combination of higher oil prices and lower rates for field services caused by decreased demand for those services.  Since most of our developmental drilling locations are oil-prone, we have elected to resume drilling developmental oil wells in the Permian Basin and the Austin Chalk (Trend) during the last half of 2009.  As a result, we now plan to spend approximately $113.8 million on exploration and development activities in fiscal 2009, an increase of $35.3 million over our previous estimate.  Our actual expenditures during fiscal 2009 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during fiscal 2009.

Based on these current estimates, approximately 46% of our planned expenditures for exploration and development activities for fiscal 2009 will relate to exploratory prospects, as compared to approximately 30% in fiscal 2008.

Supplementary Information

Oil and Gas Production
The following table summarizes, by area, our actual and estimated daily net production for each quarter during the year ending December 31, 2009.  These estimates represent the approximate mid-point of the estimated production range.

	Daily Net Production for 2009
	Actual	Actual	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Gas (Mcf):
Permian Basin	15,674	15,432	13,837	13,467
North Louisiana	14,550	11,445	10,880	9,500
South Louisiana	12,592	7,699	9,859	9,315
Austin Chalk (Trend)	3,030	2,412	2,228	2,207
Cotton Valley Reef Complex	4,274	3,781	4,120	3,902
Other	1,136	1,605	826	859
Total	51,256	42,374	41,750	39,250

Oil (Bbls):
Permian Basin	4,456	4,058	4,052	4,527
North Louisiana	270	273	185	163
South Louisiana	391	701	717	717
Austin Chalk (Trend)	3,142	2,742	2,531	2,528
Other	85	94	65	65
Total	8,344	7,868	7,550	8,000

Natural Gas Liquids (Bbls):
Permian Basin	225	248	196	196
Austin Chalk (Trend)	307	290	264	264
Other	57	110	65	65
Total	589	648	525	525

Accounting for Derivatives
The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to June 30, 2009.  The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:
	Gas		Oil
	MMBtu (a)	Price	Bbls	Price
Production Period:
3rd Quarter 2009	1,450,000	$5.47	440,000	$48.13
4th Quarter 2009	1,850,000	$5.47	400,000	$46.15
2010	7,540,000	$6.80	327,000	$53.30
2011	6,420,000	$7.07	-	$-
	17,260,000		1,167,000

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

We did not designate any of the derivatives shown in the preceding table as cash flow hedges under SFAS 133; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense) in our statement of operations.